Exhibit 10(ee)

EXECUTION COPY

$210,000,000

UNITED RENTALS (NORTH AMERICA), INC.

10¾% Senior Notes Due April 15, 2008

PURCHASE AGREEMENT

December 17, 2002

CREDIT SUISSE FIRST BOSTON CORPORATION
As Representative of the Several Purchasers,
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Dear Sirs:

          1.  Introductory.  United Rentals (North America), Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the “Purchasers”) U.S.$210,000,000 principal amount of its 10¾% Senior Notes Due April 15, 2008 (“Notes”).  The Notes will be unconditionally guaranteed (each, a “Guaranty”) on a senior unsecured basis by United Rentals, Inc., a Delaware corporation and parent of the Company (“Holdings”), and each of the Company’s subsidiaries listed on Schedule B hereto (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”).  The Notes will also be guaranteed by each subsequently organized domestic subsidiary of the Company that becomes a guarantor pursuant to the Indenture (as hereinafter defined).  The Notes will be issued under an indenture dated as of December 17, 2002 (the “Indenture”), among the Company, the Guarantors and The Bank of New York, as trustee (the “Trustee”).  The Notes and the Guaranties are together referred to as the “Offered Securities”.  The United States Securities Act of 1933 is herein referred to as the “Securities Act”.

                    Concurrently with the consummation of the issue and sale of the Offered Securities as set forth herein the Company will obtain an amendment (the “Amendment”) to the terms of the credit agreement dated as of April 20, 2001 (as amended, the “Credit Agreement”) among Holdings, the Company, United Rentals of Canada, Inc., the lenders party thereto, The Chase Manhattan Bank, The Chase Manhattan Bank of Canada, JPMorgan, a division of Chase Securities Inc., Banc of America Securities LLC, Bank of America, N.A., Credit Suisse First

Boston, Citicorp North America, Inc. and Fleet National Bank.  The Amendment (the “Amendment”) will be in the form attached hereto as Exhibit A.

                    The Company will use the proceeds of the Notes on the Closing Date to repay amounts outstanding under its existing term loan and to repay borrowings under its revolving credit facility, as provided in the Amendment.

                    The obligation of the Company to sell to the several Purchasers the Offered Securities is subject to the Company’s obtaining the requisite consents (the “Consents”)from the lenders required to effect the Amendment.

                    This Agreement, the Registration Rights Agreement (as hereinafter defined), the Indenture and the Guaranties are referred to herein as the “Operative Documents”.

                    Holders (including subsequent transferees) of the Offered Securities will be entitled to the benefit of a Registration Rights Agreement dated the Closing Date (the “Registration Rights Agreement”), among the Company, the Guarantors and the Purchasers, pursuant to which the Company and the Guarantors will be obligated to file with the Securities and Exchange Commission (the “Commission”) (i) a registration statement (the “Exchange Offer Registration Statement”) under the Securities Act registering an issue of senior notes of the Company guaranteed by the Guarantors (the “Exchange Securities”), which shall be identical in all material respects to the Offered Securities (except that the Exchange Securities will not contain terms with respect to registration rights or transfer restrictions) to be offered in exchange for the Offered Securities (the “Registered Exchange Offer”) and (ii) under certain circumstances specified in the Registration Rights Agreement, a shelf registration statement (the “Shelf Registration Statement”) pursuant to Rule 415 under the Securities Act.

                    The Company and the Guarantors jointly and severally agree with the several Purchasers as follows:

          2.  Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the several Purchasers that:

          (a)  A preliminary offering circular relating to the Offered Securities, dated December 11, 2002 (the “Preliminary Offering Circular”), has been prepared by the Company.  A final offering circular relating to the Offered Securities, dated December 17, 2002 (the “Final Offering Circular”), has been prepared by the Company, and as supplemented as of the date of this Agreement, together with any exhibit thereto, any documents incorporated therein by reference or any other document approved by the Company for use in connection with the contemplated resale of the Offered Securities, is hereinafter referred to as the “Offering Document”.  The Offering Document as of its date does not, and as of the Closing Date will not,  include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston Corporation (the “Representative”) specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.  Except as disclosed in the Offering Document, on the date of this Agreement, the Company’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

          (b)  The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect (as hereinafter defined).

          (c)  Each subsidiary of the Company that is a corporation has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company that is a corporation is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (d)  Each subsidiary of the Company that is a limited partnership has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation, with power and authority (partnership and other) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company that is a limited partnership is duly qualified to do business as a foreign limited partnership in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (e)  Each subsidiary of the Company that is a limited liability company has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation, with power and authority (limited liability company and other) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company that is a limited liability company is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (f)  All of the issued and outstanding capital stock of the Company and each subsidiary of the Company that is a corporation has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of the Company and each such subsidiary owned by the Company, directly or indirectly, will be owned, as of the Closing Date, free from liens, encumbrances and defects, except liens and encumbrances arising under or not prohibited by the Credit Agreement.

          (g)  All of the outstanding partnership interests of each subsidiary of the Company that is a limited partnership have been issued in accordance with the applicable limited partnership law; and the partnership interests of each such subsidiary owned by the Company, directly or indirectly, will be owned, as of the Closing Date, free from liens, encumbrances and defects, except liens and encumbrances arising under or not prohibited by the Credit Agreement.

          (h)  All of the outstanding limited liability company interests of each subsidiary of the Company that is a limited liability company have been issued in accordance with the applicable limited liability company law; and the limited liability company interests of each such subsidiary owned by the Company, directly or indirectly, will be owned, as of the Closing Date, free from liens, encumbrances and defects, except liens and encumbrances arising under or not prohibited by the Credit Agreement.

          (i)  The Notes have been duly authorized by the Company; each Guaranty has been duly authorized by each respective Guarantor; the Indenture has been duly authorized by the Company and each Guarantor; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document, and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company and each Guarantor, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

          (j)  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of (i) the transactions contemplated by the Amendment or (ii) the transactions contemplated by each of the Operative Documents in connection with the issuance and sale of the Offered Securities by the Company, except for any of the foregoing contemplated by the Registration Rights Agreement, and except for the Consents and filings contemplated by the Credit Agreement in connection with perfecting security interests.

          (k)  Neither the Company nor any of its subsidiaries is in (i) violation of its respective charter, by-laws or other constitutive documents or (ii) default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, except for any default that would not have a Material Adverse Effect.

          (l)  The execution, delivery and performance of each of the Operative Documents, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary.  The Company has full power and authority to authorize, issue and sell the Notes, and each Guarantor has full power and authority to authorize and deliver the Guaranties, as contemplated by this Agreement.

          (m)  The execution, delivery and performance of the Amendment by the Company, Holdings, and United Rentals of Canada, Inc. will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or, any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary.

          (n)  Each of this Agreement and the Registration Rights Agreement (i) has been duly authorized by the Company and each Guarantor,  (ii) as of the Closing Date, will have been executed and delivered by the Company and each Guarantor and (iii) conforms in all material respects to the description thereof contained in the Offering Document. Each of this Agreement and the Registration Rights Agreement will, when so executed, constitute a valid and legally binding obligation of the Company and each Guarantor and will be enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

          (o)  The Company and its subsidiaries have good and marketable title to all real property described in the Offering Document as owned by the Company and its subsidiaries and good title to all other properties described in the Offering Document as owned by them, in each case, free and clear as of the Closing Date of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are pursuant to the Credit Agreement as described in the Offering Document or (ii) do not, singly or in the aggregate, materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Offering Document, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, which claim, if upheld, would result in a Material Adverse Effect.

          (p)  The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the lack thereof would not have a Material Adverse Effect; and the Company and its subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(q) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

          (r)  The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them (except where the lack thereof would not have a Material Adverse Effect), and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (s)  Except as disclosed in the Offering Document, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

          (t)  To the knowledge of the Company, there are no costs or liabilities associated with environmental laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with environmental laws or any certificates, authorities or permits, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate,  be reasonably expected to have a Material Adverse Effect.

          (u)  Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under any Operative Document or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened or contemplated.

          (v)  The accountants, Ernst & Young LLP, that have certified the financial statements and supporting schedules included in the Preliminary Offering Circular and the Offering Document are independent public accountants with respect to Holdings, the Company and the Guarantors, as required by the Securities Act and the Exchange Act. The historical financial statements, together with related schedules and notes, set forth in the Preliminary Offering Circular and the Offering Document comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Securities Act.

          (w)  The historical financial statements, together with related schedules and notes forming part of the Offering Document (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Offering Document at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Document (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company

          (x)  Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties, results of operations or prospects of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by Holdings on any class of its capital stock.

          (y)  None of the Company or any Guarantor is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and none of the Company or any Guarantor is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will be an “investment company” as defined in the Investment Company Act.

          (z)  No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

          (aa)  Subject to compliance by the Purchasers with their covenants hereunder and assuming the accuracy of the Purchasers’ representations and warranties, the offer and sale of the Offered Securities by the Company to the several Purchasers in the manner contemplated by this Agreement and the Offering Document will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder (“Regulation S”); and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

          (bb)  None of the Company, the Guarantors, any of their affiliates, or any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S.  The Company, the Guarantors, their affiliates and any person acting on any of their behalf (other than the Purchasers) have complied and will comply with the offering restrictions requirement of Regulation S.  None of the Company or the Guarantors has entered or will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(cc) The Company is subject to Section 13 or 15(d) of the Exchange Act.

          (dd)  There are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Offered Securities registered pursuant to any Registration Statement, except for (i) the Registration Rights Agreement dated September 29, 1998, among the Company, Richard D. Colburn and certain other persons that were affiliates of U.S. Rentals, Inc., that was entered into in connection with the Company’s merger with U.S. Rentals as described in the Company’s proxy statement relating to such transaction, (ii) the Amended and Restated Registration Rights Agreement dated as of September 30, 1999, among Holdings, Bradley S. Jacobs, Apollo Investment Fund IV, L.P., and Apollo Overseas Partners IV, L.P., (iii) the Registration Rights Agreement dated as of September 30, 1999, among Holdings, Bradley S. Jacobs and Chase Equity Associates, L.P., and (iv) other agreements pursuant to which Holdings has already filed a registration statement covering all the shares entitled to registration thereunder.

          (ee)  Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

          (ff)  No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company’s or any Guarantor’s retaining any rating assigned to the Company or any Guarantor, any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.

(gg) Each of the Preliminary Offering Circular and the Offering Document, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

(hh) The sale of the Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

          (ii)  Each certificate signed by any officer of the Company or any Guarantor and delivered to the Purchasers or counsel for the Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor to the Purchasers as to the matters covered thereby.

          (jj)  The Amendment has been duly authorized by Holdings, United Rentals of Canada, Inc. and the Company; on the Closing Date, the Amendment will have been duly executed and delivered by Holdings, United Rentals of Canada, Inc. and the Company; and the Amendment conforms in all material respects to the description thereof in the Offering Document, and on the Closing Date, assuming the due authorization, execution, and delivery by the agents and lenders thereunder, the Amendment will constitute the valid and legally binding obligation of each of Holdings, United Rentals of Canada, Inc. and the Company, respectively, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether considered in a proceeding in equity or law).  On the Closing Date, assuming the Consents are obtained, the Amendment shall be in full force and effect and the Purchasers shall have received true and correct copies of all documents pertaining thereto and evidence reasonably satisfactory to the Purchasers of the effectiveness thereof.

                    The Company acknowledges that the Purchasers and, for purposes of the opinions to be delivered to the Purchasers pursuant to Section 6 hereof, counsel to the Company and the Guarantors and counsel to the Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

          3.  Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 96.045% of the principal amount thereof plus accrued interest from October 15, 2002 to the Closing Date (as hereinafter defined), the respective principal amounts of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

          The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent Global Securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative on December 24, 2002, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities at the office of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, NY 10019 at 10:00 A.M. (New York time) on such date. The Global Securities will be made available for checking at the above office of Cravath, Swaine & Moore at least 24 hours prior to the Closing Date.

          4.  Representations by Purchasers; Resale by Purchasers.  (a) Each Purchaser severally represents and warrants to the Company that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

          (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act.  Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities (i) as part of their distribution at any time and (ii) otherwise until the later of the commencement of the offering and the Closing Date, only in accordance with Rule 144A (“Rule 144A”) or Rule 903 under the Securities Act. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S.  Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

          (c)  Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

          (d)  Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule

144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

          (e)  Each Purchaser severally represents and agrees that (i) it has not offered or sold, and prior to the expiry of a period six months from the Closing Date will not offer or sell, any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the Company or any of the Guarantors; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

          (f)  Each Purchaser represents and agrees that (i) it has not solicited, and will not solicit, offers to purchase any of the Offered Securities from, (ii) it has not sold, and will not sell, any of the Offered Securities to, and (iii) it has not distributed, and will not distribute, the Offered Document to, any person or entity in any jurisdiction outside of the United States except, in each case, in compliance in all material respects with all applicable laws.  For the purpose of this Agreement, “United States” means the United States of America, its territories, its possessions and other areas subject to its jurisdiction.

5. Certain Agreements of the Company. The Company agrees with the several Purchasers that:

          (a)  The Company will advise the Representative promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without the Representative’s consent, which shall not be unreasonably withheld. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers any event occurs as a result of which the Offering Document as then amended or supplemented would include (as of its date or the last date of its amendment or supplementation, whichever is later) an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify the Representative of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission.  Neither the Representative’s consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (b)  The Company will furnish to the Representative copies of any Preliminary Offering Circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may from time to time request, and the Company will furnish to the Representative on the date hereof three copies of the Final Offering Circular signed by a duly authorized officer of the Company, one of which will include the independent accountants’ reports therein manually signed by such independent accountants. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for so long as any Offered Securities are outstanding, the Company will promptly furnish or cause to be furnished to the Representative (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities.  The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

          (c)  The Company will promptly from time to time take such action as any Purchaser may reasonably request to arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as any Purchaser designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state or province.

          (d)  During the period of five years hereafter, the Company will furnish to the Representative and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representative and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other public information concerning the Company as the Representative may reasonably request.

          (e)  During the period of two years after the Closing Date, the Company will, upon request, furnish to the Representative, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Securities.

          (f)  During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities (but not the Exchange Securities) that have been reacquired by any of them.

          (g)  During the period of two years after the Closing Date, the Company will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

          (h)  The Company will pay all expenses incidental to the performance of its obligations under the Operative Documents including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and, as applicable, the Exchange Securities; (iii) the cost of qualifying the Offered Securities for trading in The PortalSM Market (“PORTAL”) of The Nasdaq Stock Market, Inc. and any expenses incidental thereto; (iv) expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as any Purchaser designates and the printing of memoranda relating thereto; (v) any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities; and (vi) expenses incurred in distributing Preliminary Offering Circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers.  The Purchasers will pay for all travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending meetings with prospective purchasers of the Offered Securities, including the cost of an airplane for such travel.  It is understood that, except as provided in this Section and in Sections 7 and 9 hereof, the Purchasers will also pay for all travel expenses of the Purchasers’ employees and any other out-of-pocket expenses of the Purchasers in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, the fees of their counsel, transfer taxes on the resale of any of the Offered Securities by them and any advertising expenses connected with any offers they make.

          (i)  In connection with the Offering (except for purchases disclosed in the Offering Document), until the Representative shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

          (j)  For a period of 90 days after the date of the initial offering of the Offered Securities by the Purchasers, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities that are substantially similar to the Offered Securities and are issued or guaranteed by the Company or guaranteed by Holdings, and having a maturity of more than one year from the date of issue, without the prior written consent of Credit Suisse First Boston Corporation.  The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offer and sale of the Securities.

          (k)  The Company will use its best efforts to effect the inclusion of the Offered Securities in PORTAL and to maintain the listing of the Offered Securities on PORTAL for so long as the Offered Securities (not including the Exchange Securities) are outstanding.

          (l)  The Company will obtain the approval of DTC for “book-entry” transfer of the Offered Securities, and will comply with all of its agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Offered Securities by DTC for “book-entry” transfer.

          (m)  The Company will not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Offered Securities to the Purchasers or pursuant to exempt resales of the Offered Securities in a manner that would require the registration of any such sale of the Offered Securities under the Securities Act.

(n) The Company will not voluntarily claim, and will actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes and the related Guaranties.

          (o)  The Company will cause, as required by the Registration Rights Agreement, and subject to the terms, conditions and limitations thereof, the Registered Exchange Offer to be made in the appropriate form to permit Exchange Securities and guarantees thereof by the Guarantors registered pursuant to the Securities Act to be offered in exchange for the Offered Securities and to comply with all applicable federal and state securities laws in connection with the Registered Exchange Offer.

          (p) The Company will comply with all of its agreements set forth in the Registration Rights Agreement; provided, however, that the sole monetary damages for breach of this obligation and the obligations set forth in the preceding paragraph shall be the liquidated damages provided for by the Registration Rights Agreement.

          (q)  The Company will use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Offered Securities.

          6.  Conditions of the Obligations of the Purchasers.  The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company and each Guarantor herein, to the accuracy of the statements of officers of the Company and each Guarantor made pursuant to the provisions hereof, to the performance by the Company and each Guarantor of their respective obligations hereunder and to the following additional conditions precedent:

          (a) The Purchasers shall have received a letter, dated the date of this Agreement, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder (“Rules and Regulations”) and to the effect that:

          (i)  in their opinion the financial statements examined by them and included in the Offering Document comply as to form in all material respects with the accounting requirements of the Securities Act and the related published Rules and Regulations that would be applicable if the Offering were registered under the Securities Act;

          (ii)  they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Offering Document and in the Exchange Act Reports;

          (iii)  on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

          (A)  the unaudited financial statements included in the Offering Document or in the Exchange Act Reports do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

          (B)  at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the consolidated capital stock or any increase in short-term indebtedness or long-term indebtedness of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets, as compared with amounts shown on the latest balance sheet included in the Offering Document; or

          (C)  for the period from the closing date of the latest income statement included in the Offering Document to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in total consolidated revenues, gross profit,  net operating income, consolidated income before extraordinary items or net income;

except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which are described in such letter; and

          (iv)  they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Document (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          (b)  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Purchasers, including the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with completion of the Offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers, including the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the Offering or sale of and payment for the Offered Securities.

          (c)  Concurrently with or prior to the issuance and sale of the Offered Securities by the Company, the Amendment shall have been duly authorized, executed and delivered by Holdings, United Rentals of Canada, Inc. and the Company and the Amendment shall conform in all material respects to the description thereof in the Offering Document.  The Amendment shall be in full force and effect and the Purchasers shall have received true and correct copies of all documents pertaining thereto and evidence reasonably satisfactory to the Purchasers of the effectiveness thereof. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the Amendment) no condition that would constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under the Credit Agreement.

          (d)  The Purchasers shall have received an opinion, dated the Closing Date, of (i) Ehrenreich Eilenberg & Krause LLP, counsel for the Company and the Guarantors, to the effect set forth in Annex I hereto, and (ii) Weil, Gotshal & Manges LLP, counsel for the Company and the Guarantors, to the effect set forth in Annex II hereto.

          (e)  The Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Document, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as the Representative  may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (f)  The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of each of the Company and the Guarantors in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company or the applicable Guarantor (as the case may be) in this Agreement are true and correct, that the Company or the applicable Guarantor (as the case may be) has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the dates of the most recent consolidated financial statements of Holdings in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

          (g)  The Purchasers shall have received a letter, dated the Closing Date, of Ernst & Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

(h) The Company, the Guarantors and the Trustee shall have entered into the Indenture, and the Purchasers shall have received an executed counterpart thereof.

(i) The Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed by a duly authorized officer of the Company and each of the Guarantors.

The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. The Representative may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

          7.  Indemnification and Contribution.  (a)  The Company and each Guarantor will indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related Preliminary Offering Circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement, and, subject to Section 7(c) of this Agreement, will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

          (b)  Each Purchaser will severally and not jointly indemnify and hold harmless the Company, the Guarantors, their respective directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company or a Guarantor (as the case may be) may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related Preliminary Offering Circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or a Guarantor (as the case may be) by such Purchaser through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or a Guarantor (as the case may be) in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each Purchaser under the caption “Plan of Distribution”: (i) the third and fourth sentences of paragraph seven, (ii) the information contained in paragraph eight and (iii) the information in paragraphs nine, and eleven and the first three sentences of paragraph ten furnished on behalf of the Purchasers and the second sentence of paragraph six under the caption “Notice to Canadian Residents”; provided however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.

          (c)  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault or failure to act by or on behalf of any indemnified party.  An indemnifying party shall not be required to indemnify an indemnified party hereunder with respect to any settlement or compromise of, or consent to entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder if (i) such settlement, compromise or consent is entered into or made or given by the indemnified party without the consent of the indemnifying party and (ii) the indemnifying party has not unreasonably withheld or delayed any such consent.

          (d)  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company and the Guarantors bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the discounts and commissions such Purchaser received in connection with the purchase of the Offered Securities exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

          (e)  The obligations of the Company or any Guarantor under this Section shall be in addition to any liability which the Company or any Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act.

          8.  Default of Purchasers.  If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase.  If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

          9.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this

Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(h) and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect.  If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(b), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

          10.  Notices.  All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, NY 10010-3629, Attention:  Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Five Greenwich Office Park, Greenwich, CT 06830, Attention:  Chief Financial Officer; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

          11.  Representation of the Purchasers.  The Representative will act for the several Purchasers in connection with this Purchase Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Purchasers.

          12.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and affiliates, and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

          13.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

          The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

          If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Guarantors and the several Purchasers in accordance with its terms.

Very truly yours,

UNITED RENTALS (NORTH AMERICA), INC.,

By

Name:
Title:

THE GUARANTORS LISTED ON SCHEDULE B HERETO,

By

Name:
Title:

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION

Acting on behalf of itself and as the Representative of the several Purchasers.

By

Name:
Title:

SCHEDULE A

[Table omitted]

SCHEDULE B

Guarantor	Place of Formation

United Rentals, Inc.	Delaware
United Rentals (Delaware), Inc.	Delaware
United Rentals Gulf, Inc.	Delaware
United Equipment Rentals Gulf, L.P.	Texas
United Rentals Highway Technologies, Inc.	Massachusetts
United Rentals Highway Technologies Gulf, Inc.	Delaware
United Rentals Highway Technologies, L.P.	Texas
United Rentals Highway Technologies of Florida, Inc.	Florida
United Rentals Northwest, Inc.	Oregon
United Rentals Southeast Holding LLC	Georgia
United Rentals Southeast, Inc.	Delaware
United Rentals Southeast, L.P.	Georgia
Wynne Systems, Inc.	California

ANNEX I

FORM OF OPINION OF EHRENREICH EILENBERG & KRAUSE LLP
TO BE DELIVERED PURSUANT TO SECTION 6(d)

     As to various questions of fact material to our opinion, we have relied upon the certificates of officers and upon certificates of public officials.  With regard to the due incorporation of corporations or formation of limited partnerships and limited liability companies, as the case may be (other than the Company and the Significant Subsidiaries), and the good standing of entities, we have (subject to the next sentence) relied entirely upon certificates of public officials.  With regard to the tax good standing of certain corporations (other than the Company and the Significant Subsidiaries), we have relied solely upon a certificate of an officer of such corporation to the effect that the corporation has filed the most recent annual report required by the law of such jurisdiction and that all franchise taxes required to be paid under such law have been paid.  We have also examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies.  We have also assumed that all documents examined by us have been duly and validly authorized, executed and delivered by each of the parties thereto other than the Company or any Significant Guarantors.

     In this opinion, (i) “Significant Guarantor” or “Significant Subsidiary” means United Rentals Northwest, Inc., an Oregon corporation, United Rentals Gulf, Inc., a Delaware corporation, and United Equipment Rentals Gulf, L.P., a Texas limited partnership, and (ii) “Corporate Significant Subsidiary” means each Significant Guarantor other than United Equipment Rentals Gulf, L.P.

(1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (2)  The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Document and to enter into and perform its obligations under the Purchase Agreement.

     (3)  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     (4)  The authorized, issued and outstanding capital stock of the Company consists of 3,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”). As of the date hereof, there were 1,000 shares of Common Stock outstanding. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or other similar rights of any security holder of the Company arising by statute or the Company’s certificate of incorporation or by-laws or, to the best of our knowledge (after due inquiry), any other preemptive or other similar rights of any security holder of the Company.  All of the outstanding capital stock of the Company is owned by United Rentals, Inc., to the best of our knowledge (after due inquiry) free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except for any security interest or pledge contemplated by the Transaction Documents).

     (5)  Each Corporate Significant Subsidiary is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     (6)  Each Corporate Significant Subsidiary has been duly incorporated and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Document. Except as otherwise disclosed in the Offering Document and other than as contemplated by the Transaction Documents, all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Corporate Significant Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Corporate Significant Subsidiary arising pursuant to statute or such subsidiary’s certificate of incorporation or by-laws or, to the best of our knowledge, any other preemptive or other similar rights of any security holder of such Corporate Significant Subsidiary.

     (7)  United Equipment Rentals Gulf, L.P. is duly organized and validly existing as a limited partnership under the laws of the State of Texas and is duly qualified as a foreign limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify

2

or to be in good standing would not result in a Material Adverse Effect.  Except as otherwise disclosed in the Offering Document and other than as contemplated by the Transaction Documents, all partnership interests in such partnership have been duly issued in accordance with the Texas Revised Limited Partnership Act and, to the best of our knowledge, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(8) The Purchase Agreement has been duly authorized, executed and delivered by the Company and each Significant Guarantor.

     (9)  The execution, delivery and performance of the Indenture, the Registration Rights Agreement and the Guarantees, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of each Significant Guarantor.  Each Significant Guarantor has duly executed and delivered (i) the Indenture, (ii) the Registration Rights Agreement and (iii) their respective Guarantees relating to the Offered Securities being issued on the date hereof that appear on or are attached to such Offered Securities.

     (10)  The Registration Rights Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (11)  If any documents are incorporated by reference in the Offering Document, such documents (other than the financial statements and supporting schedules therein, as to which no opinion need be rendered), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     (12) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property or assets of the Company or any subsidiary thereof is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or the

3

performance by the Company of its obligations thereunder or the transactions contemplated by the Offering Document;

     (13) The information in the Offering Document under “Business-Environmental Regulation,” to the extent that it constitutes summaries of matters of law, has been reviewed by us and is correct in all material respects. Additionally, the information in the Offering Document in the first sentence of the third paragraph under the caption “Description of Notes - Exchange Offer; Registration Rights” is correct in all material respects. We have drawn your attention to the fact that (i) the interpretations of the Commission described in such sentence are contained solely in no-action letters issued by the Commission to various third parties, (ii) the Company has not requested a no-action letter from the Commission relating to the transactions contemplated by the Offering Document and (iii) the Commission is not precluded from changing the interpretations set forth in such no-action letters or from not following such interpretations with respect to the transactions contemplated by the Offering Document.

     (14)  To the best of our knowledge, neither United Rentals, Inc., the Company nor any subsidiary thereof is in violation of its respective charter or by-laws, nor is United Rentals, Inc., the Company or any subsidiary thereof in default in the due performance or observance of, or is in violation of, any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Document which violations or defaults are required to be described in the Offering Document and are not so described or would, individually or in the aggregate, have a Material Adverse Effect or affect the validity of the Offered Securities or the Guarantees.

     (15)  Assuming (a) the accuracy of the representations and warranties of the Purchasers contained in Section 4 of the Purchase Agreement and (b) compliance by the Purchasers with their covenants and agreements set forth in the Purchase Agreement, no filing, authorization, approval, consent or order of any court or governmental authority or agency (other than such as may be required (i) under the Act and 1939 Act pursuant to the Registration Rights Agreement, or (ii) under the applicable securities laws of the various jurisdictions in which the Offered Securities will be offered or sold, as to which we express no opinion) is required by the Company in connection with the due authorization, execution and delivery of the Purchase Agreement or by the Company or any Guarantor in connection with the due authorization, execution, delivery or performance of the Indenture or the Registration Rights Agreement or in connection with the offering, issuance, sale or delivery of the Offered Securities and the Guarantees, as applicable, to the Purchasers or the initial

4

resale thereof by the Purchasers in accordance with the Purchase Agreement. We express no opinion as to any subsequent resale of the Offered Securities.

     (16)  Assuming (a) the accuracy of the representations and warranties of the Purchasers contained in Section 4 of the Purchase Agreement and (b) compliance by the Purchasers with their covenants and agreements set forth in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Offered Securities to the Purchasers pursuant to the Purchase Agreement or the initial resales of the Offered Securities by the Purchasers in the manner contemplated by and in accordance with the Purchase Agreement to register the Offered Securities under the Act or to qualify the Indenture under the 1939 Act, it being understood that we express no opinion as to any subsequent resale of the Offered Securities.

     (17)  The execution, delivery and performance of the Purchase Agreement, the letter agreement with DTC, the Indenture, the Registration Rights Agreement, the Offered Securities, the Exchange Securities, the Guarantees and the consummation of the transactions contemplated in the Purchase Agreement and in the Offering Document and compliance by the Company and each Guarantor, as applicable, with its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Offered Securities, the Exchange Securities and the Guarantees, (A) to our knowledge, do not and will not (subject to the next sentence), whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or prepayment event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary thereof pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults, prepayment events or liens, charges or encumbrances that would not have a Material Adverse Effect), (B) result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or (C) to the best of our knowledge (after due inquiry), result in any violation by the Company or any subsidiary of the provisions of any applicable law, statute, rule or regulation of the United States of America or included in the Delaware General Corporate Law or Delaware Revised Uniform Limited Partnership Act (except we express no opinion as to “blue sky” laws), judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations. No opinion is rendered pursuant to clause (A) of the preceding sentence with respect to (collectively, the “Excluded Agreements”): (i) any agreement relating to any

5

indebtedness or proposed indebtedness described in the Offering Document under “Information Concerning Certain Indebtedness, Other Obligations and Preferred Securities” or in the Company’s Report on Form 10-K for the year ended December 31, 2000 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Certain Information Concerning the Credit Facility and Other Indebtedness” (excluding the indebtedness described in the paragraph that begins “Other Debt”), (ii) Master Lease Agreement, dated as of December 17, 1999, between United Rentals (North America), Inc. and UR (NA) 1999 Trust, as amended by the amendment thereto dated as of December 27, 2000, and (iii) Master Lease Agreement, dated as of June 30, 2000, between United Rentals (North America), Inc. and UR (NA) 2000 Trust, as amended by the amendment thereto dated as of December 27, 2000.

(18) Neither the Company nor any subsidiary which is a Guarantor is an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the 1940 Act.

     In addition, we have participated in conferences with officers and representatives of the Company, counsel to the Purchasers, representatives of the independent accountants for the Company and the Purchasers at which the contents of the Offering Document and related matters were discussed. Although we have not undertaken, except as otherwise indicated in this opinion, to investigate or verify independently, and do not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Document, except for those referred to in paragraph 12 above, on the basis of the information that we gained in the course of the performance of such services and our representation of the Company, we confirm to you that nothing that came to our attention in the course of such review or representation has caused us to believe that (i) the Offering Document (except for financial statements and schedules and other financial data included or incorporated by reference therein, as to which we make no statement), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Offering Document (except for financial statements and schedules and other financial data included or incorporated by reference therein, as to which we make no statement), at the time the Offering Document was issued or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) that there are any franchise agreements, indentures, mortgages, loan agreements, notes, leases or other contracts or instruments required to be described or referred to in the Offering Document that are not described or referred to in the Offering Document or that any descriptions of or references to any of the foregoing are not correct in all material respects (except that we express no view with respect to the descriptions of the Offered Securities, the Indenture or the Excluded Agreements).

6

     The opinions set forth herein are limited to the laws of the State of New York, the General Corporation Law and the Revised Uniform Limited Partnership Act of the State of Delaware, and the federal laws of the United States (except that the opinions in paragraph 5, 6, 7 and 8 cover with respect to each Significant Subsidiary or Significant Guarantor  the laws of the jurisdiction of incorporation of such Significant Subsidiary or Significant Guarantor).  We have, with your permission, relied without independent investigation on the opinions of local counsel identified on Exhibit B hereto (copies of which have been delivered to you) in rendering the following opinions:  (a) the opinions in paragraphs 6, 7 and 8 above insofar as such opinions relate to any Significant Subsidiary that is not incorporated under the laws of the State of New York or the State of Delaware, (b) the opinions in the first sentence of paragraph 9 above insofar as such opinions relate to any Significant Guarantor that is not incorporated under the laws of the State of New York or the State of Delaware and (c) the opinions in the second sentence of paragraph 9 above insofar as it expresses any opinion with respect to the laws of any jurisdiction other than the State of New York or the State of Delaware.  The opinion in paragraph 10 hereof requires that the Registration Rights Agreement shall have been duly authorized , executed and delivered by each Guarantor under the laws of its jurisdiction of incorporation.  Accordingly, such opinion, insofar as it relates to Significant Guarantors, is based in part on the opinion in paragraph 9 and so relies in part on the opinions of local counsel identified on Exhibit B hereto, as aforesaid.  In rendering the opinion in paragraph 10 hereof, we have assumed with your permission that the Registration Rights Agreement has been duly authorized, executed and delivered by each Guarantor that is not a Significant Guarantor.

We have reviewed the opinions of local counsel identified on Exhibit B hereto and, based upon such review, we believe that you are we are justified in relying upon them.

7

ANNEX II

FORM OF OPINION OF WEIL GOTSHAL & MANGES LLP
TO BE DELIVERED PURSUANT TO SECTION 6(d)

     (1) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Offering Document and to execute and deliver the Purchase Agreement and to perform its obligations thereunder.

     (2) The Offered Securities are in the form contemplated by the Indenture.  The Securities have been duly authorized by all necessary corporate action on the part of the Company and, when executed by the Company, authenticated by the Trustee, and issued and delivered in the manner provided in the Purchase Agreement and the Indenture against payment of the consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be entitled to the benefits of the Indenture.

     (3) The Guarantees are in the form contemplated by the Indenture.  Assuming the Guarantees have been duly authorized, executed and delivered on the part of each Guarantor, the Guarantees will constitute a valid and binding obligation of each such Guarantor, enforceable against each such Guarantor in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be entitled to the benefits of the Indenture.

     (4) The execution, delivery and performance of the Purchase Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company. The Purchase Agreement has been duly and validly executed and delivered by the Company.

     (5) The execution, delivery and performance of the Indenture by the Company have been duly authorized by all necessary corporate action on the part of the Company.  The Indenture has been duly and validly executed and delivered by the Company.  Assuming the due authorization, execution and delivery of the Indenture by each Guarantor and assuming the due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes the legal, valid and binding obligation of the Company and each such

Guarantor, enforceable against the Company and each such Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except to the extent that the provision relating to the waiver of any usury, stay or extension law may be deemed unenforceable.

     (6) The execution, delivery and performance of the Registration Rights Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company. The Registration Rights Agreement has been duly and validly executed and delivered by the Company.  Assuming the due authorization, execution and delivery thereof by the Guarantors, and assuming the due authorization, execution and delivery thereof by the Purchasers, the Registration Rights Agreement constitutes the legal, valid and binding obligation of the Company and each such Guarantor, enforceable against the Company and each such Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

     (7) The Exchange Securities, when duly executed by the Company, authenticated by the Trustee, and issued and delivered in accordance with and in the manner provided in the Registration Rights Agreement and the Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be entitled to the benefits of the Indenture.

     (8) The statements contained in the Offering Document under the captions “Offering Circular Summary - The Offering”, “Description of the Notes” and “Information Concerning Certain Indebtedness, Other Obligations and Preferred Securities”, insofar as such statements constitute summaries of (a) the Indenture, (b) the Offered Securities, (c) the Guarantees, (d) the Registration Rights Agreement, (e) the Credit Agreement, (f) the Amendment, (g) the Indenture, dated as of May 22, 1998, among the Company, its United States subsidiaries party thereto, and State Street Bank and Trust Company (“State

2

Street”) relating to the Company’s 9½% senior subordinated notes due 2008 (the “9½% Indenture”), (h) the Indenture, dated as of August 12, 1998, among the Company, its United States subsidiaries party thereto, and State Street relating to the Company’s 8.80% senior subordinated notes due 2008 (the “8.80% Indenture”), (i) the Indenture, dated as of December 15, 1998, among the Company, its United States subsidiaries party thereto, and State Street relating to the Company’s 9¼% senior subordinated notes due 2009 (the “9¼% Indenture”), (j) the Indenture, dated as of March 23, 1999, among the Company, its United States subsidiaries party thereto, and The Bank of New York, as trustee,  relating to the Company’s 9% senior subordinated notes due 2009 (the “9% Indenture”), (k) the Indenture, dated as of April 20, 2001, among Holdings, the Company, its United States subsidiaries party thereto, and The Bank of New York, as trustee, relating to the Company’s 10¾% senior notes due 2008 (the “2001 10¾% Indenture”) or (l) matters of federal or New York or Delaware corporate law, fairly represent the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.  We draw your attention to the fact that (i) the interpretations of the Commission described in the first sentence of the third paragraph under the caption “Description of the Notes - Exchange Offer; Registration Rights” in the Offering Document are contained solely in no-action letters issued by the Commission to various third parties, (ii) the Company has not requested a no-action letter from the Commission relating to the transactions contemplated by the Offering Document and (iii) the Commission is not precluded from changing the interpretations set forth in such no-action letters or from not following such interpretations with respect to the transactions contemplated by the Offering Document.

     (9) No consent, approval, waiver, license or authorization or other action by or filing with any New York, Delaware corporate or federal governmental authority is required in connection with the execution and delivery by the Company of the Purchase Agreement or the consummation by the Company or any Guarantor of the transactions contemplated thereby, except for filings and other actions required under or pursuant to the Securities Act, the Exchange Act, the Trust Indenture Act and other federal or state securities or “blue sky” laws and the rules of the New York Stock Exchange, as to which we express no opinion.

     (10) Assuming (a) the representations and warranties of the Purchasers contained in Section 4 of the Purchase Agreement are true, correct and complete and (b) compliance by the Purchasers with their covenants and agreements set forth in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Offered Securities to the Purchasers pursuant to the Purchase Agreement or the initial resales of the Offered Securities by the Purchasers in the manner contemplated by and in accordance with the Purchase Agreement and described in the Offering Document to register the Offered Securities under the Securities Act or to qualify the Indenture under

3

the Trust Indenture Act, it being understood that we express no opinion as to any subsequent resale of the Offered Securities.

     (11) The Company is not an “investment company” nor an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.

     (12) The execution and delivery of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Offered Securities, the Exchange Securities and the Guarantees, the consummation of the transactions contemplated thereby and compliance by the Company and the Guarantors with the provisions thereof, do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or a default or prepayment event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary thereof pursuant to the Financing Documents (as defined below) or any agreement or instrument of which we are aware which was entered into or executed by the Company or any such subsidiary as required under or contemplated by any of the Financing Documents, except for such conflicts, breaches, defaults, prepayment events, liens, charges or encumbrances that would not reasonably be expected to have a Material Adverse Effect. As used above, the term “Financing Documents” means, collectively: (a) the Credit Agreement and the Amendment, (b) the 9½% Indenture, (c) the 8.80% Indenture, (d) the 9¼% Indenture, (e) the 9% Indenture, (f) the Master Lease Agreement, dated as of December 17, 1999, between United Rentals (North America), Inc. and UR (NA) 1999 Trust, as amended by the amendments thereto dated as of December 27, 2000, (g) the Master Lease Agreement dated as of June 30, 2000, between United Rentals (North America), Inc. and UR (NA) 2000 Trust,  as amended by the amendment thereto dated as of December 27, 2000, and (h) the 2001 10¾% Indenture.

     We have participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Purchasers and representatives of counsel for the Purchasers in connection with the preparation of the Offering Document and at conferences at which the contents of the Offering Document and related matters were discussed, and although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Document (except to the extent specified in paragraph 8 above), no facts have come to our attention which lead us believe that the Offering Document, on the date hereof or the date thereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no view with respect to the financial statements and related notes and the other financial and accounting data included in the Offering Document).

4

     The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

5

EXHIBIT A

     THIRD AMENDMENT AND AGREEMENT dated as of December 17, 2002 (this “Amendment”), among UNITED RENTALS, INC. (“Holdings”), UNITED RENTALS (NORTH AMERICA), INC. (the “U.S. Borrower”), UNITED RENTALS OF CANADA, INC. (“UR Canada”), UNITED RENTALS OF NOVA SCOTIA (NO. 1), ULC, a Nova Scotia unlimited liability company (“UR Nova Scotia (No. 1)” and, together with the U.S. Borrower and UR Canada, the “Borrowers”), the lenders party hereto, JPMORGAN CHASE BANK (formerly known as THE CHASE MANHATTAN BANK), as U.S. administrative agent (in such capacity, the “U.S. Administrative Agent”), and J.P. MORGAN BANK CANADA (formerly known as THE CHASE MANHATTAN BANK OF CANADA), as Canadian administrative agent (in such capacity, the “Canadian Administrative Agent” and, together with the U.S. Administrative Agent, the “Administrative Agents”).

                    A.  Reference is made to the Amended and Restated Credit Agreement dated as of April 20, 2001 (as amended by the First Amendment dated as of October 2, 2001, and the Second Amendment dated as of September 30, 2002, among Holdings, UR Nova Scotia (No. 1), the U.S. Borrower, UR Canada, the lenders party thereto, the U.S. Administrative Agent and the Canadian Administrative Agent and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the U.S. Borrower, UR Canada, the lenders party thereto, the U.S. Administrative Agent and the Canadian Administrative Agent.  Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

                    B.  Holdings and the Borrowers have requested that the Required Lenders and the Issuing Bank amend certain provisions of the Credit Agreement.  The Required Lenders and the Issuing Bank are willing to agree to such amendments on the terms and subject to the conditions of this Amendment.

                    Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

                    SECTION 1.  Amendments to Section 1.01 of the Credit Agreement.  (a)  The definition of the term “Consolidated Net Income” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     “Consolidated Net Income” means, with respect to Holdings and its Subsidiaries for any period, the net income (or loss) of Holdings and its Subsidiaries for such period, excluding (a) any extraordinary gains during such period, (b) if such period includes the Fiscal Quarter ending June 30, 2001, (i) up to $27,000,000 of financing fees incurred and written-off in such Fiscal Quarter as a result of the Transactions and (ii) up to $40,000,000 of charges taken in such Fiscal Quarter related to store closings and work force reductions, (c) any non-cash charges during such period attributable to the impairment of goodwill, (d) any non-cash charges during such period attributable to the amortization of

1

deferred stock compensation, (e) any non-cash expenses during such period attributable to stock options and warrants with respect to Equity Interests in Holdings, (f) up to $40,000,000 of charges related to store closings and work force reductions initiated during any Fiscal Quarter ending on or after September 30, 2002, through March 31, 2003, (g) non-cash charges during any Fiscal Quarter ending after September 30, 2002, through December 31, 2003, in an aggregate amount not to exceed $15,000,000 for all Fiscal Quarters combined, attributable to the write-off of certain notes payable owed to Holdings or any of its Subsidiaries and (h) up to $7,500,000 of financing fees that may be written-off in the Fiscal Quarter ending December 31, 2002 (including in connection with the transactions contemplated by the Third Amendment and Agreement dated as of December 17, 2002, to this Agreement).

(b) The definition of the term “Net Worth” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     “Net Worth” means, at any time, the sum of (a) Holdings’s consolidated stockholders’ equity (including preferred stock accounts but determined by excluding the effects of (i) the write-offs and charges referred to in clauses (b) and (h) of the definition of Consolidated Net Income, (ii) the non-cash charges attributable to the impairment of goodwill (net of any tax benefits relating to such charges) referred to in clause (c) of the definition of Consolidated Net Income and (iii) the non-cash charges attributable to the write-off of certain notes payable owed to Holdings or any of its Subsidiaries (net of any tax benefits relating to such charges) referred to in clause (g) of the definition of Consolidated Net Income) at such time plus (b) to the extent, if any, not included in such stockholders’ equity, the outstanding amount of the QuIPS Preferred Securities at such time.

                    SECTION 2.  Amendments to Article VI of the Credit Agreement.  (a)  Section 6.01 of the Credit Agreement is hereby amended by deleting paragraph (a) thereof in its entirety and replacing it with the following:

          (a)  Minimum Interest Coverage Ratio.  Holdings will not permit the Interest Coverage Ratio for any Computation Period ending during any period set forth below to be less than the ratio set forth opposite such period:

Period	Ratio

On or before June 30, 2002	1.75 to 1.0
July 1, 2002 through September 30, 2002	1.50 to 1.0
October 1, 2002 through December 31, 2003	1.25 to 1.0
January 1, 2004 through June 30, 2004	1.35 to 1.0
July 1, 2004 through December 31, 2004	1.40 to 1.0
January 1, 2005 and thereafter	1.75 to 1.0

2

                    (b)  Section 6.02(b) of the Credit Agreement is hereby amended by inserting in clause (i) of the proviso to such Section immediately before the text “would exceed 25% of Net Worth” the text “(other than up to $200,000,000 in principal amount of such Debt contemplated by Section 5(c) of the Third Amendment and Agreement dated as of December 17, 2002, to this Agreement to the extent, and only to the extent, that (x) the proceeds of such Debt are applied to prepay Term Loans and/or (y) the US $ Revolving Commitments are permanently reduced substantially simultaneously with the issuance of such Debt in an amount equal to $100,000,000)”.

                    (c)  Section 6.02(b) of the Credit Agreement is hereby further amended by inserting in clause (iii) of the proviso to such Section immediately after the text “the aggregate principal amount of Debt permitted solely by this clause (b)” the text “(other than up to $200,000,000 in principal amount of such Debt contemplated by Section 5(c) of the Third Amendment and Agreement dated as of December 17, 2002, to this Agreement to the extent, and only to the extent, that (x) the proceeds of such Debt are applied to prepay Term Loans and/or (y) the US $ Revolving Commitments are permanently reduced substantially simultaneously with the issuance of such Debt in an amount equal to $100,000,000)”.

                    SECTION 3.  Representations and Warranties.  Each of Holdings and the Borrowers hereby represents and warrants to and agrees with each Lender and the Administrative Agents that:

                    (a)  The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on the Third Amendment Effective Date (as defined below), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date.

                    (b)  Each of Holdings and the Borrowers has the requisite power and authority to execute, deliver and perform its obligations under this Amendment and to perform its obligations under the Credit Agreement as amended by this Amendment.

                    (c)  The execution, delivery and performance by each of Holdings and the Borrowers of this Amendment and the performance by each of Holdings and the Borrowers of the Credit Agreement, as amended by this Amendment, (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (ii) will not violate any applicable law or regulation or

3

the charter, by-laws or other organizational documents of Holdings or any Subsidiary or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon Holdings or any Subsidiary or its assets that is material to Holdings and its Subsidiaries, taken as a whole, or give rise to a right thereunder to require any payment to be made by Holdings or any Subsidiary and (iv) will not result in the creation or imposition of any Lien on any asset of Holdings or any Subsidiary, except Liens created under the Loan Documents.

                    (d)  This Amendment has been duly executed and delivered by each of Holdings and the Borrowers.  Each of this Amendment and the Credit Agreement, as amended by this Amendment, constitutes a legal, valid and binding obligation of each of Holdings and the Borrowers, enforceable against each of Holdings and the Borrowers in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                    (e)  As of the Third Amendment Effective Date, no Default has occurred and is continuing.

                    SECTION 4.  Agreements.  (a) The parties hereto agree that, notwithstanding anything in the Credit Agreement to the contrary, any notice of (i) a prepayment required by Section 5(d) hereof or (ii) a reduction of Commitments required by Section 5(e) hereof shall be revocable if and to the extent that the U.S. Borrower does not consummate the issuance of senior unsecured notes contemplated by Section 5(c) hereof by the contemplated date of such prepayment or reduction of Commitments.

                    (b)  The U.S. Borrower hereby elects, pursuant to Section 2.10(c) of the Credit Agreement, for the prepayments of Term Loans made pursuant to Section 5(d)(ii) hereof to be applied to reduce subsequent scheduled amortization payments of the Term Loans in order of maturity.

                    SECTION 5.  Conditions to Effectiveness.  This Amendment shall become effective as of the date of the satisfaction in full of the following conditions precedent (the “Third Amendment Effective Date”):

                    (a)  The Administrative Agents shall have received (i) duly executed counterparts hereof that, when taken together, bear the authorized signatures of Holdings, the Borrowers, the Administrative Agents, the Required Lenders and the Issuing Bank and (ii) the amendment fees required to be paid by Holdings and the Borrowers pursuant to Section 8 hereof, provided that the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects as of the date that the last of such counterparts is received, except to the extent such representations and warranties expressly relate to an earlier date.

                    (b)  The Administrative Agents shall have received all other amounts due and payable under this Amendment and the Credit Agreement on or prior to the Third Amendment Effective Date, including, to the extent invoiced, all reasonable out-of-pocket costs and expenses of

4

the Administrative Agents (including, without limitation, the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agents).

                    (c)  The U.S. Borrower shall have issued pursuant to Section 6.02(b) of the Credit Agreement, at any date after December 9, 2002, but prior to January 31, 2003, senior unsecured notes in an aggregate principal amount of at least $200,000,000 for gross cash proceeds in an amount that, when added to the amount of underwriters’ discounts and commissions relating to such issuance, equals at least $200,000,000.

                    (d)  The U.S. Borrower shall have prepaid pursuant to Section 2.11(a) of the Credit Agreement an aggregate principal amount of the outstanding (i) U.S. $ Revolving Loans equal to the lesser of (x) $100,000,000 and (y) 50% of the Net Proceeds of the issuance of senior unsecured notes pursuant to paragraph (c) of this Section 5, after excluding from such amount any fees, losses, costs and expenses incurred pursuant to Section 8 hereof that are paid on or prior to the date of such prepayment, and (ii) Term Loans equal to the lesser of (x) $100,000,000 and (y) 50% of the Net Proceeds of the issuance of senior unsecured notes pursuant to paragraph (c) of this Section 5, after excluding from such amount any fees, losses, costs and expenses incurred pursuant to Section 8 hereof that are paid on or prior to the date of such prepayment; provided that (subject to the terms and conditions of the Credit Agreement as amended by this Amendment and after giving effect to the reduction of Commitments required under clause (e) of this Section 5) the U.S. Borrower may reborrow any amounts prepaid under clause (i) of this Section 5(d).

                    (e)  The U.S. Borrower shall have reduced the U.S.$ Revolving Commitments by $100,000,000 pursuant to Section 2.08(b) of the Credit Agreement.

                    SECTION 6.  Credit Agreement.  Except as specifically stated herein, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof.

                    SECTION 7.  Applicable Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                    SECTION 8.  Amendment Fee.  In consideration of the agreements of the Lenders contained in this Amendment, Holdings and the Borrowers agree to pay promptly to the Administrative Agents, for the account of each Lender that delivers an executed counterpart of this Amendment at or prior to 5:00 p.m., New York time, on December 17, 2002, an amendment fee in an amount equal to 0.125% of the sum of such Lender’s Revolving Commitment and outstanding Term Loans, in each case immediately after giving effect to the prepayments of Loans and reductions of Commitments required under clauses (d) and (e), respectively, of Section 5 of this Amendment; provided that such fee shall not be payable unless and until all conditions to the effectiveness of this Amendment as provided in Section 5 hereof (other than payment of such amendment fee) shall have been satisfied. The U.S. Borrower hereby acknowledges its obligation, pursuant to Section 2.16 of the Credit Agreement, to pay losses, costs and expenses in connection with (a) the prepayments of Loans required by Section 5(d) hereof and (b) any failure to make any such prepayments of which the U.S. Borrower has given notice of prepayment (regardless of

5

whether such notice has been revoked as permitted by Section (a) hereof), in each case to the extent required to be paid by such Section.

                    SECTION 9.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which, when taken together, shall constitute but one instrument.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

                    SECTION 10.  Expenses.  Holdings and the Borrowers agree to reimburse the Administrative Agents for their out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agents.

6